                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-K/A

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest              September 13, 2004 (June 30, 2004)
event reported)                               ----------------------------------

                           MARKLAND TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                     FLORIDA
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

             000-28863                                 84-1331134
--------------------------------------------------------------------------------
     (Commission File Number)               (IRS Employer Identification No.)


                 #207
           54 DANBURY ROAD
           RIDGEFIELD, CT 06877                                      06877
--------------------------------------------------------------------------------
  (Address of Principal Executive Offices)                        (Zip Code)

                                 (203) 894-9700
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                                       n/a
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                                TABLE OF CONTENTS
                                -----------------


ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
--------------------------------------------

(a)      FINANCIAL STATEMENTS OF EOIR
         ----------------------------

         REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM                          4

         FINANCIAL STATEMENTS

         Audited Balance Sheets as of December 31, 2002 and December 31, 2003             5

         Unaudited Balance Sheet as of March 31, 2004                                     5

         Audited Statements of Income for the Years Ended December 31, 2002 and           7
         December 31, 2003

         Unaudited Statement of Income for the Three Months Ended March 31, 2004          7

         Audited Statements of Retained Earnings for the Years Ended December 31, 2002    8
         and December 31, 2003

         Unaudited Statements of Retained Earnings for the Three Months Ended March       8
         31, 2004

         Audited Statements of Cash Flows for the Years Ended December 31, 2002 and       9
         December 31, 2003

         Unaudited Statement of Cash Flows for the Three Months Ended March 31, 2004      9

         NOTES TO THE FINANCIAL STATEMENTS                                                10

(b)      UNAUDITED PRO FORMA FINANCIAL INFORMATION                                        20
         -----------------------------------------

         Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2004              21

         Unaudited Pro Forma Consolidated Statement of Operations for the Year
         Ended June 30, 2003                                                              23

         Unaudited Pro Forma Consolidated Statement of Operations for the Nine
         Months Ended March 31, 2004                                                      24

         Notes to the Unaudited Pro Forma Consolidated Financial Statements               25

SIGNATURES                                                                                27
----------

EXHIBIT 23.1
------------

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS

         As previously reported on a Current Report on Form 8-K dated June 29, 2004 (filed on June 30, 2004) (the "Initial 8-K"), on Markland Technologies, Inc. ("Markland") acquired all of the outstanding stock of E-OIR Technologies, Inc. ("EOIR") for $8 million in cash and $11 million in principal amount of five year notes secured by the assets and stock of EOIR.

         This Form 8-K/A is being filed to amend the Initial 8-K to include the Financial Statements of EOIR and the Pro Forma Financial Information relating to Markland's acquisition of EOIR referred to below. Such information should be read in conjunction with the Initial 8-K.

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

The following report, financial statements and notes thereto are filed herewith:

         o report of Wolf & Company, P.C., independent registered public accounting firm
         o    audited balance sheets as of December 31, 2002 and December 31,
              2003
         o    unaudited balance sheet as of March 31, 2004
         o audited statements of income for the years ended December 31, 2002 and December 31, 2003
         o    unaudited statement of income for the three months ended March 31,
              2004
         o audited statements of retained earnings for the years ended December 31, 2002 and December 31, 2003
         o unaudited statement of retained earnings for the three months ended March 31, 2004
         o audited statements of cash flows for the years ended December 31, 2002 and December 31, 2003
         o unaudited statement of cash flows for the three months ended March 31, 2004

(b) UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma financial information is filed herewith:

         o    unaudited pro forma consolidated balance sheet as of March 31,
              2004

         o unaudited pro forma consolidated statement of operations for the year ended June 30, 2003

         o unaudited pro forma consolidated statement of operations for the nine months ended March 31, 2004

         o    notes to the unaudited pro forma consolidated financial statements

(c) THE FOLLOWING MATERIAL IS FILED AS AN EXHIBIT HERETO:

23.1  Consent of Wolf & Company, P.C.

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
E-OIR Technologies, Inc.
Spotsylvania, Virginia

We have audited the accompanying balance sheets of E-OIR Technologies, Inc. as of December 31, 2003 and 2002, and the related statements of income, retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of E-OIR Technologies, Inc. as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

As described in Note 1, these financial statements represent the operations of the Company that were acquired by Markland Technologies, Inc. on June 29, 2004 and do not include the Company's wholly-owned subsidiary, RMS Enterprises, LLC, which was distributed to the Company's stockholders prior to the acquisition.


\s\ Wolf & Company, P.C.

Boston, Massachusetts
September 9, 2004

                                 E-OIR TECHNOLOGIES, INC.

                                      BALANCE SHEETS
                 DECEMBER 31, 2003 AND 2002 AND MARCH 31, 2004 (UNAUDITED)


                                                                          DECEMBER 31,
                                                     MARCH 31,    ---------------------------
                                                       2004           2003           2002
                                                   ------------   ------------   ------------
                               ASSETS              (UNAUDITED)

CURRENT ASSETS
  Cash and cash equivalents                        $   484,035    $   547,830    $ 1,095,314
  Accounts receivable                                5,856,227      6,497,452      2,982,533
  Other receivable                                          --          1,557         54,200
  Prepaid expenses                                      70,930         68,507         61,662
  Other current assets                                      --         19,268         29,962
                                                   ------------   ------------   ------------
    TOTAL CURRENT ASSETS                             6,411,192      7,134,614      4,223,671
                                                   ------------   ------------   ------------

PROPERTY AND EQUIPMENT
  Computers and equipment                          $ 1,482,777    $ 1,435,342    $ 1,323,874
  Furniture and fixtures                               190,660        186,837        180,669
  Vehicles                                             140,090        140,090        116,926
  Software                                             131,214        128,965        115,930
  Structures                                           274,569        274,569        274,569
                                                   ------------   ------------   ------------
                                                     2,219,310      2,165,803      2,011,968
  Less accumulated depreciation and amortization    (1,486,800)    (1,408,917)    (1,089,281)
                                                   ------------   ------------   ------------
                                                       732,510        756,886        922,687
                                                   ------------   ------------   ------------

OTHER ASSETS
  Unbilled receivable                                   60,000         60,000         60,000
                                                   ------------   ------------   ------------

                                                   $ 7,203,702    $ 7,951,500    $ 5,206,358
                                                   ============   ============   ============

See report of independent registered public accounting firm and notes to financial statements.


                                           -5-

                                 E-OIR TECHNOLOGIES, INC.

                                      BALANCE SHEETS
                 DECEMBER 31, 2003 AND 2002 AND MARCH 31, 2004 (UNAUDITED)


                                                                 DECEMBER 31,
                                               MARCH 31,   ------------------------
                                                 2004         2003         2002
                                              -----------  -----------  -----------
LIABILITIES AND STOCKHOLDERS' EQUITY          (UNAUDITED)

CURRENT LIABILITIES
  Accrued expenses and payroll taxes          $1,001,796   $  863,273   $  959,561
  Accounts payable                             3,978,220    5,418,594    1,679,006
  Unearned revenue                               296,227      312,682      540,313
  Current maturities on long-term debt           285,834      287,037      412,331
  Other current liabilities                           53       16,827           --
                                              -----------  -----------  -----------
    TOTAL CURRENT LIABILITIES                  5,562,130    6,898,413    3,591,211
                                              -----------  -----------  -----------

LONG-TERM LIABILITIES
  Long-term debt, less current maturities        216,087      286,932      451,631
                                              -----------  -----------  -----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
  Common stock, par value $1 per share;
    15,000 shares authorized, 12,000
    shares issued and outstanding                 12,000       12,000       12,000
  Retained earnings                            1,413,485      754,155    1,151,516
                                              -----------  -----------  -----------
    TOTAL STOCKHOLDERS' EQUITY                 1,425,485      766,155    1,163,516
                                              -----------  -----------  -----------

                                              $7,203,702   $7,951,500   $5,206,358
                                              ===========  ===========  ===========

See report of independent registered public accounting firm and notes to financial statements.

                                           -6-

                                 E-OIR TECHNOLOGIES, INC.

                                   STATEMENTS OF INCOME
                        YEARS ENDED DECEMBER 31, 2003 AND 2002 AND
                       THREE MONTHS ENDED MARCH 31, 2004 (UNAUDITED)


                                                2004            2003            2002
                                            -------------   -------------   -------------
                                             (UNAUDITED)

Revenues                                    $ 12,308,321    $ 42,680,858    $ 30,570,936
                                            -------------   -------------   -------------

Direct costs:
  Salaries                                     1,841,211       6,202,424       5,701,613
  Team members and subcontractors              5,969,225      22,367,388      10,533,123
  Travel                                          98,568         453,422         390,983
  Materials                                    1,894,099       4,830,447       6,912,369
  Other                                               94           3,453          33,478
                                            -------------   -------------   -------------
    TOTAL DIRECT COSTS                         9,803,197      33,857,134      23,571,566
                                            -------------   -------------   -------------

    GROSS PROFIT                               2,505,124       8,823,724       6,999,370
                                            -------------   -------------   -------------

Operating expenses:
  Indirect salaries and employee benefits      1,061,244       3,650,809       3,505,468
  Materials and supplies                           9,861          44,297          60,997
  Utilities                                       23,985          83,160          83,998
  Taxes                                          212,637         670,667         612,663
  Travel                                          16,260         112,445         128,226
  Insurance                                       33,886         110,282          89,946
  Consultants                                     10,027          35,311          16,306
  Legal                                            2,125          35,662             197
  Accounting fees                                 13,447          44,180          13,700
  Training                                        10,289          22,253          19,055
  Maintenance                                      3,507          28,873          30,024
  Advertising                                      8,689          70,614          46,128
  Rent                                            37,113         136,179         121,052
  Relocation                                       2,057           1,456          18,036
  Miscellaneous                                   13,829          82,344          79,397
  Computer network support                        60,211         174,353         164,454
  Depreciation and amortization                   78,626         319,636         199,151
                                            -------------   -------------   -------------
    TOTAL OPERATING EXPENSES                   1,597,793       5,622,521       5,188,798
                                            -------------   -------------   -------------

    OPERATING INCOME                             907,331       3,201,203       1,810,572
                                            -------------   -------------   -------------

Other income and (expenses):
  Interest income                                  5,943          12,541          21,133
  Interest expense                                (5,695)        (30,239)        (22,291)
  Other expense                                   (1,595)        (18,159)        (17,585)
                                            -------------   -------------   -------------
    TOTAL OTHER (EXPENSE), NET                    (1,347)        (35,857)        (18,743)
                                            -------------   -------------   -------------

    NET INCOME                              $    905,984    $  3,165,346    $  1,791,829
                                            =============   =============   =============


See report of independent registered public accounting firm and notes to financial statements.

                                           -7-

                            E-OIR TECHNOLOGIES, INC.

                         STATEMENTS OF RETAINED EARNINGS
                   YEARS ENDED DECEMBER 31, 2003 AND 2002 AND
                  THREE MONTHS ENDED MARCH 31, 2004 (UNAUDITED)


                                          2004           2003           2002
                                       ------------   ------------  ------------
                                       (UNAUDITED)

Balance, beginning of period           $   754,155    $ 1,151,516   $ 1,294,088
Net income                                 905,984      3,165,346     1,791,829
Distributions, including advances to
   unconsolidated subsidiary              (246,654)    (3,562,707)   (1,934,401)
                                       ------------   ------------  ------------
Balance, end of period                 $ 1,413,485    $   754,155   $ 1,151,516
                                       ============   ============  ============


See report of independent registered public accounting firm and notes to financial statements.

                                 E-OIR TECHNOLOGIES, INC.

                                 STATEMENTS OF CASH FLOWS
                        YEARS ENDED DECEMBER 31, 2003 AND 2002 AND
                       THREE MONTHS ENDED MARCH 31, 2004 (UNAUDITED)


                                                                         2004           2003           2002
                                                                     ------------   ------------   ------------
                                                                     (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                                         $   905,984    $ 3,165,346    $ 1,791,829
  Adjustments to reconcile net income to net
    cash provided by operating activities:
    Depreciation and amortization                                         78,626        319,636        199,151
    Change in operating assets and liabilities:
      (Increase) decrease in assets:
        Accounts receivable                                              642,782     (3,408,076)       (66,354)
        Prepaid expenses                                                  (2,423)        (6,845)       (41,458)
        Other assets                                                      19,268         10,694        (11,119)
      Increase (decrease) in liabilities:
        Accounts payable and accrued expenses                         (1,301,851)     3,143,300       (365,143)
        Other current liabilities                                        (16,774)        16,827             --
        Unearned revenue                                                 (16,455)      (227,631)       540,313
                                                                     ------------   ------------   ------------

        NET CASH PROVIDED BY OPERATING ACTIVITIES                        309,157      3,013,251      2,047,219
                                                                     ------------   ------------   ------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property and equipment                                     (54,250)      (208,035)      (668,541)
                                                                     ------------   ------------   ------------
        NET CASH (USED IN) INVESTING ACTIVITIES                          (54,250)      (208,035)      (668,541)
                                                                     ------------   ------------   ------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from long-term debt                                                --        141,584        944,233
  Principle payments on long-term debt                                   (72,048)      (431,577)      (135,444)
  Distributions, including advances to unconsolidated subsidiaries      (246,654)    (3,062,707)    (1,934,401)
                                                                     ------------   ------------   ------------

        NET CASH (USED IN) FINANCING ACTIVITIES                         (318,702)    (3,352,700)    (1,125,612)
                                                                     ------------   ------------   ------------

        INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                 (63,795)      (547,484)       253,066

Cash and Cash Equivalents:
  Beginning                                                              547,830      1,095,314        842,248
                                                                     ------------   ------------   ------------

  Ending                                                             $   484,035    $   547,830    $ 1,095,314
                                                                     ============   ============   ============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash payments for interest                                           $     5,695    $    30,239    $    22,291
                                                                     ============   ============   ============

NONCASH INVESTING AND FINANCING TRANSACTIONS:
  Distributions payable                                              $        --    $   500,000    $        --
                                                                     ============   ============   ============


See report of independent registered public accounting firm and notes to financial statements.

                                           -9-

                            E-OIR TECHNOLOGIES, INC.

                          NOTES TO FINANCIAL STATEMENTS
                 YEARS ENDED DECEMBER 31, 2003 AND 2002 AND THE
                  THREE MONTHS ENDED MARCH 31, 2004 (UNAUDITED)

--------------------------------------------------------------------------------


NOTE 1.  NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

            BUSINESS AND BASIS OF PRESENTATION:

               E-OIR Technologies, Inc. (the "Company") was incorporated on June 1, 1981 under the laws of the State of Virginia. The Company provides research and engineering services to a variety of Defense and Intelligence Community customers. The Company's technical services include design and fabrication of sensor systems for military and intelligence community applications. These efforts involve systems engineering, system integration, prototyping, field collections as well as data analysis and processing. Substantially all of the Company's revenues are derived from approximately twenty Government contracts with ten different U.S. Government agencies.

               Effective June 29, 2004, Markland Technologies, Inc., a publicly-traded Florida corporation ("Markland"), acquired 100% of the Company's outstanding common stock in conjunction with a Stock Purchase Agreement dated June 29, 2004 ("the Acquisition"). Markland agreed to pay the stockholders of the Company $19,000,000, consisting of $8,000,000 in cash and promissory notes of $11,000,000. Additionally, Markland issued certain members of the Company's management team options to purchase approximately $4,000,000 of Markland common stock. As a result of this transaction, the Company became a wholly owned subsidiary of Markland effective June 29, 2004.

               Prior to the effective date of the Acquisition, the Company was a 100% owner of RMS Enterprises, LLC ("RMS"). RMS is involved in the hospitality industry and owns two hotels and a restaurant in the Fredericksburg, Virginia area. Immediately prior to the Acquisition, the stock of RMS was distributed to the former owners of the Company and was therefore not acquired by Markland. Since RMS was not acquired by Markland, its operations are completely separate from and unrelated to those of the Company, and no costs or expenses relating to RMS have been incurred by the Company, RMS has been excluded from these financial statements. The Company had advanced amounts to RMS as follows:

                                                                     December 31,
                                                 March 31,    -------------------------
                                                   2004          2003          2002
                                                -----------   -----------   -----------

                  Cumulative advances to RMS    $5,288,696    $5,046,642    $2,483,937
                                                ===========   ===========   ===========

                            E-OIR TECHNOLOGIES, INC.

                          NOTES TO FINANCIAL STATEMENTS
                 YEARS ENDED DECEMBER 31, 2003 AND 2002 AND THE
                  THREE MONTHS ENDED MARCH 31, 2004 (UNAUDITED)

--------------------------------------------------------------------------------


               For purposes of these financial statements, all amounts advanced to RMS have been treated as distributions to stockholders in the year in which they were advanced.

         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

            CASH AND CASH EQUIVALENTS

               For purposes of reporting cash flows, the Company includes all cash accounts which are not subject to withdrawal restrictions or penalties.

            REVENUE RECOGNITION

               Revenues from time and materials contracts are recognized as costs are incurred.

               Revenues from firm fixed price contracts are recognized on the percentage-of-completion method, either measured based on the proportion of costs recorded to date on the contract to total estimated contract costs or measured based on the proportion of labor hours expended to date on the contract to total estimated contract labor hours, as specified in the contract.

               Provisions for estimated losses on all contracts are made in the period in which such losses become known. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements may result in revision to cost and income and are recognized in the period in which the revisions are determined.

               The Company participates in teaming agreements where they are the primary contractor and they participate with other organizations to provide services to the Federal government. The Company has managerial and oversight responsibility for team members as well as the responsibility for the ultimate acceptability of performance under the contract. The Company includes as revenues the amounts that they bill under the teaming arrangements and include as direct costs amounts that are reimbursable or paid to team members. The amounts earned under teaming agreements with other organizations and included in the Company's revenues were $11,829,186 and $6,236,141 for the years ended December 31, 2003 and 2002, respectively, and $1,380,215 for the three months ended March 31, 2004.

               Unearned revenue represents cash collections in excess of revenue earned on firm fixed price contracts. Unearned revenue is determined as follows at December 31,:

                                                                 2003            2002
                                                              ------------   ------------
                      Unearned revenue, beginning of period   $   540,313    $        --
                         Billings                                 808,035      1,034,000
                         Costs and profit                      (1,035,666)      (493,687)
                                                              ------------   ------------
                      Unearned revenue, ending of period      $   312,682    $   540,313
                                                              ============   ============

                            E-OIR TECHNOLOGIES, INC.

                          NOTES TO FINANCIAL STATEMENTS
                 YEARS ENDED DECEMBER 31, 2003 AND 2002 AND THE
                  THREE MONTHS ENDED MARCH 31, 2004 (UNAUDITED)

--------------------------------------------------------------------------------


            ACCOUNTS RECEIVABLE

               Accounts receivable represent the amount invoiced by the Company under contracts. An allowance for doubtful accounts is determined based on management's best estimate of probable losses inherent in the accounts receivable balance. Management assesses the allowance based on known trouble accounts, historical experience and other currently available evidence. The Company's receivables are due entirely from government contracts. The Company has not experienced any losses in accounts receivable and has provided no allowance at March 31, 2004, December 31, 2003 and December 31, 2002. If management determines amounts to be uncollectible, they will be charged to operations when that determination is made.

               Unbilled receivables represent a contract withholding which the Company expects to collect at the conclusion of the contract.

            DEPRECIATION AND AMORTIZATION

               Property and equipment are depreciated using straight-line methods over the estimated useful lives of assets as follows:

                            Computers and equipment     3 years
                            Furniture and fixtures      5-7 years
                            Vehicles                    5 years
                            Software                    3 years
                            Structures                  Shorter of lease term or
                                                           useful life

            ACCRUED COMPENSATED ABSENCES

               Full-time employees receive annual leave based upon length of employment. Annual leave is paid to employees upon termination of employment and has been accrued in the financial statements.

            INCOME TAXES

               The Company, with the consent of its stockholders, elected to have its earnings taxed under Subchapter S of Chapter 1 of the Internal Revenue Code of 1986, as amended. Accordingly, for both Federal and state tax purposes, the Company's net income is taxed to the stockholders on their individual tax returns. Therefore, no provision for income taxes is recognized in the financial statements. On the effective date of the Acquisition (see above), the Company forfeited its status as a Subchapter S corporation.

                            E-OIR TECHNOLOGIES, INC.

                          NOTES TO FINANCIAL STATEMENTS
                 YEARS ENDED DECEMBER 31, 2003 AND 2002 AND THE
                  THREE MONTHS ENDED MARCH 31, 2004 (UNAUDITED)

--------------------------------------------------------------------------------


            CONCENTRATIONS

               Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments and trade receivables. The Company places their temporary cash investments at financial institutions. However, a portion of temporary cash investments exceed FDIC insured levels.

               Substantially all contract revenue is generated from contracts with Federal government agencies. Consequently, substantially all accounts receivable are due from Federal government agencies either directly or through other government contractors. One contract with the U.S. Army represented 86% and 87% of total revenue for years ended December 31, 2003 and 2002, respectively, and 86% and 57% of account receivables at December 31, 2003 and 2002, respectively.

            USE OF ESTIMATES

               The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. Estimates that are particularly susceptible to significant change in the near term relate to the revenue recognized under percentage completion method firm fixed price contracts, allowance for doubtful accounts and the estimated useful lives of property and equipment.

            SHIPPING COSTS

               Delivery and shipping costs are included in contract revenue and direct costs in the accompanying statements of income.

            RESEARCH AND DEVELOPMENT

               Research and development costs are charged to expense as incurred.

            RECENT ACCOUNTING PRONOUNCEMENTS

               In August 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." This statement addresses financial accounting and reporting for the impairment and disposal of long-lived assets. This statement is effective for fiscal years beginning after December 15, 2001. The adoption of this statement did not have any material impact on the Company's financial position or results of operations.

                            E-OIR TECHNOLOGIES, INC.

                          NOTES TO FINANCIAL STATEMENTS
                 YEARS ENDED DECEMBER 31, 2003 AND 2002 AND THE
                  THREE MONTHS ENDED MARCH 31, 2004 (UNAUDITED)

--------------------------------------------------------------------------------


               In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. The adoption of SFAS No. 146 did not have a material effect on the Company's financial position or results of operations.

               In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation -- Transition and Disclosure, an Amendment of FASB Statement No. 123." This Statement provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends disclosure requirements to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The FASB has prescribed a tabular format and location for the disclosures. No stock-based employee compensation cost is reflected in operations, as there are no options or other forms of stock-based compensation outstanding.

               In November 2002, the FASB issued Interpretation No. 45, ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN 45 requires a company, at the time it issues a guarantee, to recognize an initial liability for the fair value of obligations assumed under the guarantee and elaborates on existing disclosure requirements related to guarantees and warranties. The initial recognition requirements of FIN 45 are effective for guarantees issued or modified after December 31, 2002 and adoption of the disclosure requirements are effective for the Company as of December 31, 2002. The adoption of FIN 45 did not have a significant impact on the Company's financial position or results of operations.

               In January 2003, as amended in December 2003, the FASB issued FASB Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51." FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period ending after December 15, 2004. The adoption of FIN 46 did not have any effect on the Company's financial statements, as the Company does not have any variable interest entities.

                            E-OIR TECHNOLOGIES, INC.

                          NOTES TO FINANCIAL STATEMENTS
                 YEARS ENDED DECEMBER 31, 2003 AND 2002 AND THE
                  THREE MONTHS ENDED MARCH 31, 2004 (UNAUDITED)

--------------------------------------------------------------------------------


               In May 2003, the FASB issued SFAS No.150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability. Many of those instruments were previously classified as equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of this statement did not have any impact on our financial position or results of operations.

            IMPAIRMENT OF LONG-LIVED ASSETS:

               Pursuant to SFAS No. 144, the Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. An impairment loss is recognized when expected cash flows are less than the asset's carrying value. Accordingly, when indicators or impairment are present, the Company evaluates the carrying value of such assets in relation to the operating performance and future undiscounted cash flows of the underlying business. The Company's policy is to record an impairment loss when it is determined that the carrying amount of the asset may not be recoverable. No impairment charges were recorded in the years ended December 31, 2003 and 2002 and the three month ended March 31, 2004.

                            E-OIR TECHNOLOGIES, INC.

                          NOTES TO FINANCIAL STATEMENTS
                 YEARS ENDED DECEMBER 31, 2003 AND 2002 AND THE
                  THREE MONTHS ENDED MARCH 31, 2004 (UNAUDITED)

--------------------------------------------------------------------------------


NOTE 2.  LONG-TERM DEBT

               The Company's long-term debt consists of the following as of December 31, 2003 and 2002:

                                                                      2003        2002
                                                                    ---------  ---------

            Wachovia Bank, secured by a SUV, dated
               November, 2001 with monthly payments of

               $877 including interest of 6.1%                      $ 28,012   $ 36,515

            Chrysler Finance Company, secured by a van,
               dated April, 2000 with monthly payments
               of $405 including interest of 4.9%                      1,562      6,224

            First Market Bank, secured by research equipment,
               dated October, 2002 with monthly payments of
               $3,715 including interest of LIBOR plus 2.75%
               (3.87% and 4.13%, respectively)                       162,335    206,915

            Virginia Community Bank, construction loan for
               leasehold improvements, dated September 20, 2002
               with monthly payments of interest only of 6%               --    171,253

            First Market Bank, dated July, 2002 with monthly
               payments of $15,278 plus interest of LIBOR plus
               2.75%, (3.87% and 4.13%, respectively)                277,030    443,055

            First Market Bank, secured by leasehold improvements,
               dated March 19, 2003 with monthly payments of
               $3,514 including interest of 5.05%                     85,376         --

            American Honda Finance, secured by automobile,
               dated March 24, 2003 with monthly payments of
               $406 including interest of 4.70%                       19,654         --
                                                                    ---------  ---------
                                                                    $573,969   $863,962
                                                                    =========  =========

               Future debt maturities are as follows for the years ending:

                     December 31
                        2004                                     $   287,037
                        2005                                         195,838
                        2006                                          57,467
                        2007                                          33,469
                        2008                                             158
                                                                 ------------
                              Total                              $   573,969
                                                                 ============

                            E-OIR TECHNOLOGIES, INC.

                          NOTES TO FINANCIAL STATEMENTS
                 YEARS ENDED DECEMBER 31, 2003 AND 2002 AND THE
                  THREE MONTHS ENDED MARCH 31, 2004 (UNAUDITED)

--------------------------------------------------------------------------------


               All required principle and interest payments on the above long-term debt were made in the three months ended March 31, 2004. As of March 31, 2004, the current and non-current portion of long-term debt were $285,834 and $216,087, respectively.

               Interest expense was $30,239, $22,291 and $5,695 for the years ended December 31, 2003 and 2002 and the three months ended March 31, 2004, respectively.

NOTE 3.  LINE OF CREDIT

               A $500,000 line of credit was established with Virginia Community Bank in October 1999. It is secured by current accounts receivable with variable interest at the prime lending rate. No balance is outstanding at March 31, 2004, December 31, 2003 or December 31, 2002. The line of credit was extended subsequent to year end, increased to $600,000 and expires in April, 2005.

NOTE 4.  RELATED PARTY TRANSACTIONS

               The Company rents certain office space from a company owned by a minority stockholder of the Company. Rent expense related to these leases was $24,301, $25,748 and $5,949 for the years ended December 31, 2003 and 2002 and the three months ended March 31, 2004, respectively.

               The Company recorded as distributions amounts expended on behalf of RMS Enterprises, LLC in the amount of $159,821, none and $42,052 for the years ended December 31, 2003 and 2002 and the three month ended March 31, 2004, respectively. The Company has guaranteed certain debt of RMS (see Note 6).

NOTE 5.  LEASE COMMITMENTS

               The Company leases office spaces for its headquarters, storage, and two other locations. The lease on the office space at headquarters is on a month-to-month basis. Minimum monthly rental payments for the headquarters are $1,983 with adjustments due to changes in real estate tax levies.

               The lease on the Fredericksburg office space requires payments of $1,530 per month and expires in December 2004.

               The Occoquan office is leased for 3 years through September 2005. Monthly payments for 2003 were $7,452 and are $7,678 thereafter.

               Storage space in Stafford is leased on a month-to-month basis requiring payments of $126 monthly.

                            E-OIR TECHNOLOGIES, INC.

                          NOTES TO FINANCIAL STATEMENTS
                 YEARS ENDED DECEMBER 31, 2003 AND 2002 AND THE
                  THREE MONTHS ENDED MARCH 31, 2004 (UNAUDITED)

--------------------------------------------------------------------------------


               Minimum annual rentals are as follows for the years ending December 31,:

                           2004                                        $150,735
                           2005                                          99,165
                                                                       ---------
                              Total                                    $249,900
                                                                       =========

               Rent expense for the years ended December 31, 2003 and 2002 and the three months ended March 31, 2004 was $136,179, $121,052 and $36,993, respectively.

NOTE 6.  CONTINGENCIES

               The Company's billings on time and material contracts are based on provisional general & administrative and overhead rates which are subject to audit by the contracting government agency. Audits have been completed for all fiscal years through 2001. The Company's experience with these audits has generally been favorable.

               The Company has guaranteed certain debt outstanding to RMS Enterprises, LLC. RMS obtained bank financing totaling $1,543,000 on June 27, 2003, which is due in full at its maturity on November 30, 2004. For no consideration, the Company agreed to guarantee the bank debt on behalf of RMS to enable it to obtain a sufficient level of financing and to obtain a favorable interest rate. The Company may be required to perform on the guarantee only in the event of nonpayment of the debt by RMS. The Company has recourse only to the general credit of RMS should the Company be required to perform under the guarantee. The majority stockholder of the Company has also provided the bank a guarantee of this debt.

               Subsequent to year end, in April 2004, the Company guaranteed certain additional debt to RMS totaling $5,400,000. In August, 2004, the bank fully released Markland of this guarantee.


NOTE 7.  PROFIT SHARING PLAN

               The Company has adopted a 401(k) plan for the benefit of certain employees. Essentially all employees are eligible to participate. Beginning in 2003, the Company also contributes to the plan under a safe harbor plan requiring a 3% contribution for all eligible participants. In addition, the Company may

                            E-OIR TECHNOLOGIES, INC.

                          NOTES TO FINANCIAL STATEMENTS
                 YEARS ENDED DECEMBER 31, 2003 AND 2002 AND THE
                  THREE MONTHS ENDED MARCH 31, 2004 (UNAUDITED)

--------------------------------------------------------------------------------


               contribute a 2% elective match. The Company contributed 5.00% and 5.74% of gross wages, excluding bonuses on an annual basis, to those who have been employed for more than one year and remain employed on the last day of the year during the years ended December 31, 2003 and 2002, respectively. Contributions and other costs of the plan in 2003 and 2002 aggregated $392,869 and $284,436, respectively, and $129,711 in the three months ended March 31, 2004.

NOTE 8.  SUBSEQUENT EVENTS

               Subsequent to year end, the Company signed lease agreements totaling approximately $7,901 per month. Two of these agreements expire December 2004. The third agreement continues until July 2007.

               Subsequent to year end, 100% of the Company's outstanding common stock was acquired by Markland. Immediately prior to the Acquisition, the Company distributed the stock of its wholly owned subsidiary, RMS Enterprises, LLC, to it stockholders (see
               Note 1).

(b)  UNAUDITED PRO FORMA FINANCIAL INFORMATION


                  MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES
                                       AND
                            E-OIR TECHNOLOGIES, INC.
                   PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

The following unaudited pro forma consolidated balance sheet aggregates the balance sheet of Markland Technologies, Inc. and Subsidiaries ("Markland") as of March 31, 2004 and the balance sheet of E-OIR Technologies, Inc. ("EOIR") as of March 31, 2004, accounting for the transaction as a business combination pursuant to statement of Financial Accounting Standards No. 141 and using the assumptions described in the following notes, giving effect to Markland's acquisition of EOIR (see note 1 to pro forma consolidated financial statements), as if the transaction had occurred as of March 31, 2004.

The following unaudited pro forma consolidated statement of operations combine the results of operations of Markland for the nine months ended March 31, 2004 and the year ended June 30, 2003 with the results of operations of EOIR for the nine months ended March 31, 2004 and for the twelve months ended June 30, 2003 as if the transaction had occurred as of the beginning of the period. Prior to its acquisition by Markland, EOIR had a calendar year end.

The pro forma consolidated financial statements should be read in conjunction with the separate historical financials statements of Markland, and the historical financial statements of EOIR appearing elsewhere herein. These pro forma financial statements are not necessarily indicative of the consolidated financial position, had the acquisition occurred on the date indicated above, or the consolidated results of operations which might have existed for the periods indicated or the results of operations as they may be in the future. For the purposes of preparing its consolidated financial statements, Markland will establish a new basis for EOIR's assets and liabilities based upon the fair value thereof, including the costs of the acquisition. The unaudited pro forma condensed consolidated balance sheet and the statements of operations reflects Markland's best estimates of this allocation; however, the final allocation may differ from the pro forma amounts.

                                                                         MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

                                                                       Unaudited Pro forma Consolidated Balance Sheet
                                                                                                       March 31, 2004
---------------------------------------------------------------------------------------------------------------------


                    ASSETS
                    ------                              Markland
                                                      Technologies      E-OIR
                                                        Inc. and     Technologies        Pro forma
                                                      Subsidiaries       Inc.            Adjustments      Pro forma
                                                     -------------   -------------      -------------   -------------
                                                      (unaudited)     (unaudited)                        (unaudited)

CURRENT ASSETS
--------------
   Cash                                              $    445,777    $    484,035 (1)   $ (8,000,000)   $  3,703,672
                                                               --              -- (1)      2,000,000              --
                                                               --              -- (1)      8,773,860              --
   Accounts receivable                                  1,628,058       5,856,227                 --       7,484,285
   Inventoried costs                                       67,615              --                 --          67,615
   Other current assets                                    73,446         130,930                 --         204,376
                                                     -------------   -------------      -------------   -------------

         Total Current Assets                           2,214,896       6,471,192          2,773,860      11,459,948
                                                     -------------   -------------      -------------   -------------

OTHER ASSETS
------------
   Property and Equipment - net                            44,467         732,510                 --         776,977
   Intangible assets                                    8,073,473              -- (1)     17,574,515      25,647,988
                                                     -------------   -------------      -------------   -------------

         Total Other Assets                             8,117,940         732,510         17,574,515      26,424,965
                                                     -------------   -------------      -------------   -------------

         TOTAL ASSETS                                $ 10,332,836    $  7,203,702       $ 20,348,375      37,884,913
                                                     =============   =============      =============   =============

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

CURRENT LIABILITIES
-------------------
   Accounts payable                                  $    985,649    $  3,978,220       $         --    $  4,963,869
   Accrued expenses and other current liabilities         440,898       1,001,849 (2)      1,214,621       2,657,368
   Secured Convertible Promissory Note                    479,169              --                 --         479,169
   Notes payable                                          744,838         285,834 (1)      2,200,000       3,230,672
   Income taxes payable                                   151,800              --                 --         151,800
   Unearned revenue                                            --         296,227                 --         296,227
                                                     -------------   -------------      -------------   -------------

         Total Current Liabilities                      2,802,354       5,562,130          3,414,621      11,779,105
                                                     -------------   -------------      -------------   -------------

    LONG-TERM DEBT                                             --         216,087 (1)      8,800,000       9,016,087
                                                     -------------   -------------      -------------   -------------

         Total Liabilities                              2,802,354       5,778,217         12,214,621      20,795,192
                                                     -------------   -------------      -------------   -------------


                                                     -21-

                                                                         MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

                                                                       Unaudited Pro forma Consolidated Balance Sheet
                                                                                                       March 31, 2004
---------------------------------------------------------------------------------------------------------------------

                                                        Markland
                                                      Technologies      E-OIR
                                                        Inc. and     Technologies        Pro forma
                                                      Subsidiaries       Inc.            Adjustments      Pro forma
                                                     -------------   -------------      -------------   -------------
                                                      (unaudited)                                        (unaudited)

COMMITMENTS AND CONTINGENCIES
-----------------------------

STOCKHOLDERS' EQUITY
--------------------
   Series A redeemable convertible preferred stock        300,000              --                 --         300,000
   Series C 5% Cumulative redeemable convertible
      preferred stock                                           1              --                 --               1
   Series D redeemable convertible preferred stock              2              -- (1)             --               2

Common stock                                                1,132          12,000 (1)        (12,000)          2,425
                                                               --              -- (1)          1,293              --
   Additional paid in capital                          24,706,912       1,413,485 (1)      8,772,567      35,479,479
                                                                                  (1)      2,000,000              --
                                                                                  (1)     (1,413,485)
                                                                                  (1)      3,947,000       3,947,000
   Unearned compensation                               (2,828,034)             -- (1)     (3,947,000)     (6,775,034)
   Retained Earnings (accumulated deficit)            (14,649,531)             -- (2)     (1,214,621)    (15,864,152)
                                                     -------------   -------------      -------------   -------------

         TOTAL STOCKHOLDERS' EQUITY                     7,530,482       1,425,485          9,348,375      17,089,721
                                                     -------------   -------------      -------------   -------------

         TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY  $ 10,332,836    $  7,203,702       $ 20,348,375    $ 37,884,913
                                                     =============   =============      =============   =============


                                                                             MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

                                                                           PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                                                                                 YEAR ENDED JUNE 30, 2003

-------------------------------------------------------------------------------------------------------------------------
                                                             Markland         E-OIR
                                                           Technologies    Technologies         Pro forma
                                                             Inc. and          Inc.            Adjustments    Pro forma
                                                           Subsidiaries     (Unaudited)        (Unaudited)   (Unaudited)
                                                           -------------   -------------       -----------  -------------
REVENUES                                                   $    658,651    $ 33,656,066        $       --   $ 34,314,717

COST OF REVENUES                                                445,218      26,254,401                --     26,699,619
                                                           -------------   -------------       -----------  -------------

GROSS PROFIT                                                    213,433       7,401,665                --      7,615,098
                                                           -------------   -------------       -----------  -------------

OPERATING EXPENSES
   Selling, general and administrative                        1,186,379       5,173,339                --      6,359,718
   Research and development                                     522,657              --                --        522,657
   Compensatory element of stock issuance for selling,
      general and administrative fees                         2,051,822              --                --      2,051,822
   Amortization of intangible assets                             66,668              --                --         66,668
   Depreciation and amortization                                     --         280,864                --        280,864
                                                           -------------   -------------       -----------  -------------

         TOTAL OPERATING EXPENSES                             3,827,526       5,454,203                --      9,281,729
                                                           -------------   -------------       -----------  -------------

   OPERATING INCOME (LOSS) FROM CONTINUING
         OPERATIONS                                          (3,614,093)      1,947,462                --     (1,666,631)
                                                           -------------   -------------       -----------  -------------

OTHER EXPENSES (INCOME), NET:
   Interest expenses                                            226,751          35,743 (2)       678,456        940,950
   Other expense (income), net                                   (5,250)        (18,031)               --        (23,281)
                                                           -------------   -------------       -----------  -------------

         TOTAL OTHER EXPENSES (INCOME), NET                     221,501          17,712           678,456        917,669
                                                           -------------   -------------       -----------  -------------

   INCOME (LOSS) FROM CONTINUING OPERATIONS
       BEFORE INCOME TAXES                                   (3,835,594)      1,929,750          (678,456)    (2,584,300)

   Income taxes                                                      --              -- (3)            --              0
                                                           -------------   -------------       -----------  -------------

   INCOME (LOSS) FROM CONTINUING OPERATIONS                  (3,835,594)      1,929,750          (678,456)    (2,584,300)

DEEMED DIVIDEND TO PREFERRED STOCKHOLDERS - Series C            501,755              --                --        501,755

DEEMED DIVIDEND TO PREFERRED STOCKHOLDERS - Series D          4,107,500              --           400,000 (1)  4,507,500

PREFERRED STOCK DIVIDEND - Series C                             152,716              --                --        152,716
                                                           -------------   -------------      ------------  -------------

NET LOSS APPLICABLE TO COMMON STOCKHOLDERS                 $ (8,597,565)   $  1,929,750       $(1,078,456)  $ (7,746,271)
                                                           =============   =============      ============  =============
BASIC AND DILUTED LOSS PER COMMON SHARE:
   Loss from continuing operations                         $      (1.72)                                    $      (0.42)
                                                           =============                                    =============
Weighted Average Number of Common Shares Outstanding, as
   Adjusted for September, 2003 reverse stock split           5,002,724                        13,282,083     18,284,807
                                                           =============                      ============  =============


                                                     -23-

                                                                             MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

                                                                           PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                                                                 FOR THE NINE MONTHS ENDED MARCH 31, 2004

-------------------------------------------------------------------------------------------------------------------------
                                                             Markland         E-OIR
                                                           Technologies    Technologies         Pro forma
                                                             Inc. and          Inc.            Adjustments    Pro forma
                                                           Subsidiaries     (Unaudited)        (Unaudited)   (Unaudited)
                                                           -------------   -------------       -----------  -------------

REVENUES                                                   $  5,382,341    $ 36,060,706        $       --   $ 41,443,047

COST OF REVENUES                                              4,486,512      28,904,511                --     33,391,023
                                                           -------------   -------------       -----------  -------------

GROSS PROFIT                                                    895,829       7,156,195                --      8,052,024
                                                           -------------   -------------       -----------  -------------

OPERATING EXPENSES
   Selling, general and administrative                        2,337,298       4,273,446                --      6,610,744
   Research and development                                      49,139              --                --         49,139
   Compensatory element of stock issuance for selling,
      general and administrative fees                         2,543,561              --                --      2,543,561
   Amortization of intangible assets                            566,667              --                --        566,667
   Depreciation and amortization                                  9,000         234,808                          243,808
                                                           -------------   -------------       -----------  -------------

         TOTAL OPERATING EXPENSES                             5,505,665       4,508,254                --     10,013,919
                                                           -------------   -------------       -----------  -------------

   OPERATING INCOME (LOSS) FROM CONTINUING
         OPERATIONS                                          (4,609,836)      2,647,941                --     (1,961,895)
                                                           -------------   -------------       -----------  -------------
OTHER EXPENSES (INCOME), NET:
   Interest expenses                                            266,960          19,275            536,165        822,400

   Other expense (income), net                                       --         (11,099)               --        (11,099)
                                                           -------------   -------------       -----------  -------------

         TOTAL OTHER EXPENSES (INCOME), NET                     266,960           8,176            536,165        811,301
                                                           -------------   -------------       -----------  -------------

   INCOME (LOSS) FROM CONTINUING OPERATIONS
       BEFORE INCOME TAXES                                   (4,876,796)      2,639,765           (536,165)    (2,773,196)

   Income taxes                                                      --              -- (3)            --             --
                                                           -------------   -------------       -----------  -------------

   INCOME (LOSS) FROM CONTINUING OPERATIONS                  (4,876,796)      2,639,765           (536,165)   (2,273,196)

DEEMED DIVIDEND TO PREFERRED STOCKHOLDERS                     1,180,500              --                --      1,180,500

PREFERRED STOCK DIVIDEND - Series C                             186,322              --                --        186,322
                                                           -------------   -------------       -----------  -------------

LOSS FROM CONTINUING OPERATIONS APPLICABLE
   TO COMMON STOCKHOLDERS                                  $ (6,243,618)   $  2,639,765        $ (536,165)  $ (4,140,018)
                                                           =============   =============       ===========  =============
BASIC AND DILUTED LOSS PER COMMON SHARE:
   Loss from continuing operations                         $      (0.97)                                    $      (0.21)
                                                           =============                                    =============

Weighted Average Number of Common Shares Outstanding          6,438,758                        13,282,083     19,720,841
                                                           =============                       ===========  =============

                  MARKLAND TECHNOLOGIES, INC. AND SUBSIDIARIES

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 1 - ACQUISITION OF EOIR AND RELATED FUNDING


On June 29, 2004, Markland Technologies, Inc. ("Markland") acquired all of the outstanding stock of E-OIR Technologies, Inc. ("EOIR") for $8 million in cash and $11 million in principal amount of five year notes secured by the assets and stock of EOIR. EOIR is a provider of technology and services to the US Army Night Vision Laboratories and has expertise in wide area remote sensing using both electro-optic and infrared technologies. Markland intends to continue to use the assets of EOIR for this purpose. Markland has currently hired an independent firm to perform an independent valuation of the above transaction. Since the outside valuation of the intangible assets was not completed as of the date of this filing, the pro forma financial statements assumed that all of the excess of the purchase price over the net tangible assets was allocated to Goodwill and accordingly, no amortization expense was included in the pro forma statements of operations. Depending on the outcome of the outside valuation and using an estimate of a five-year economic life for any amounts allocated to the amortizable intangible assets, future amortization expense could range from $0 to approximately $3,500,000 per year.

In connection with this acquisition, Markland has also adopted a Stock Incentive Plan pursuant to which Markland has issued options to purchase 9,345,740 shares of its common stock to key employees of EOIR who are continuing employment following the acquisition for an exercise price of $.3775 per share. These options will vest in five equal annual installments. Markland also granted to one key employee of EOIR who is continuing employment following the acquisition, options to purchase an additional number of shares equal to $471,983 divided by one-half of the market price for the common stock at the date of vesting. These options will vest in five equal annual installments. Markland has also agreed to grant options to purchase an additional 5,000,000 shares of common stock to employees of EOIR in the future. We expect that these options will vest over five years after the date of grant and will have an exercise price equal to the fair market value of the common stock on the date of grant.

In connection with this acquisition, Markland also raised $2 million through a private placement of an additional 3,500 shares of its Series D Preferred Stock to a single institutional investor. The Series D preferred stock is convertible at the option of the stockholder at any time. The number of shares of our common stock into which each share of Series D preferred is convertible is determined by dividing $1,000 by the discounted bid price. The "discounted" bid price is the average closing bid price of our common stock during the five business days immediately preceding the conversion date multiplied by the applicable discount factor, as set forth below.


--------------------------------------------------------------------------------

     AVERAGE CLOSING BID PRICE (1)                               DISCOUNT FACTOR
     ----------------------------------------------------        ---------------
     $15.00 or less                                              80%
     more than $15.00, but less than or equal to $30.00          75%
     more than $30.00, but less than or equal to $45.00          70%
     more than $45.00                                            65%

     --------------------

(1) After an adjustment for a 1-for-60 reverse stock split effective October 27, 2003.

The Series D preferred stock can be converted only to the extent that the Series D stockholder will not, as a result of the conversion, hold in excess of 9.999% of the total outstanding shares of our common stock. For a complete description of the terms and conditions of the Series D Preferred Stock please refer to Markland's Form 10-K for the fiscal year ended June 30, 2003.

Between March 31, 2004 and June 30, 2004 the Company completed three private placements, issuing a total of 13,232,083 shares of common stock plus additional warrants for total proceeds of $9,679,000 ($8,773,860 net of issuance costs).

On April 2, 2004, the Company issued 3,333,333 shares of common stock and warrants to purchase 3,333,333 shares of our common stock at $1.00 per share to three institutional investors for consideration of $2,000,000,($1,750,000 net of expenses). The Company also issued a warrant to purchase 333,333 share of common stock.

On April 16, 2004, the Company issued 2,500,000 shares of common stock and warrants to purchase 2,500,000 shares of common stock at $1.50 per share to ten institutional investors for consideration of $2,000,000,($1,890,000 net of expenses). The Company also issued warrants to purchase 25,000 shares of common stock at $2.00 per share.

On April 20, 2004, the Company issued in the aggregate 300,000 shares to the three investors in our April 2, 2004 private placement in consideration of their consent to permit the Company proceed with a private placement that was subsequently consummated on May 3, 2004. The Company also issued warrants to purchase 50,000 shares of common stock to counsel for these investors in connection with this transaction.

On May 3, 2004, the Company issued an aggregate of 7,098,750 shares of common stock and redeemable warrants to purchase 7,098,750 shares of our common stock at $1.50 per share to 26 institutional investors and 8 individual investors for consideration of $5,679,000 ,$5,133,860 net of expenses).

NOTE 2 - PRO FORMA INTEREST EXPENSE

The Pro forma interest expense for the year ended June 30, 2003 and nine months ended March 31, 2004, assuming the $11,000,000 loan was outstanding for this period amounts to $678,456 and $536,165, respectively at an interest rate of 6% compounded monthly.

NOTE 3 -PRO FORMA INCOME TAXES

EOIR's income tax expense for the twelve months ended June 30, 2003 was eliminated as it is assumed that a consolidated tax return would have been filed utilizing the 2003 net operating loss of Markland against the taxable income of EOIR. EOIR's income tax expense for the nine months ended March 31, 2004 was also eliminated on the same basis.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                     Markland Technologies, Inc.


Date:  September 13, 2004

                                                By:   /S/  Kenneth P. Ducey, Jr.
                                                     ---------------------------
                                                     Name: Kenneth P. Ducey, Jr.
                                    Title: President and Chief Financial Officer

                                  EXHIBIT INDEX


    EXHIBIT NUMBER        DESCRIPTION
    --------------        -----------

         23.1         Consent of Wolf & Company, P.C.